Exhibit 99.3

Unaudited Combined Pro Forma Financial Data

The following unaudited pro forma combined financial information has been prepared to give effect to the acquisition of Litmus Media, Inc. by Think Partnership, Inc. The transaction is being accounted for as a purchase business combination.

On April 5, 2006, Think Partnership, Inc. completed the acquisition of Litmus media, Inc. for an initial purchase price of $13.0 million. In addition, acquisition-related closing expenses of approximately $130,000 were incurred.

The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No.141 - Business Combinations. The unaudited pro forma combined statement of financial position as of March 31, 2006 gives effect to the acquisition as if the acquisition had occurred on that date. The unaudited pro forma combined balance sheet includes the balance sheets of Think Partnership, Inc. and Litmus Media, Inc. as of March 31, 2006.

The unaudited pro forma combined statements of income for the year ended December 31, 2005 and for the three months ended March 31, 2006 give effect to the acquisition as if the acquisition had occurred on January 1, 2005. The unaudited pro forma combined statements of income presented for the year ended December 31, 2005 and for the three months ended March 31, 2006 include historical financial results of Think Partnership, Inc. and Litmus Media, Inc. for the year ended December 31, 2005 and for the three months ended March 31, 2006. Any savings or additional costs, which may be realized through the integration of the operations have not been estimated or included in the unaudited pro forma combined statements of income.

The unaudited pro forma financial information includes the adjustments that have a continuing impact to the combined company to reflect the transaction using purchase accounting. The pro forma adjustments are described in the notes to the unaudited pro forma financial information. The adjustments are based upon preliminary information and certain management judgments and estimates. The purchase accounting adjustments are subject to revisions, which will be reflected in future periods. Revisions, if any, are not expected to have a material effect on the statement of income or financial position of Think Partnership, Inc.

The unaudited pro forma financial information and accompanying notes are presented for illustrative purposes only and do not purport to be indicative of, and should not be relied upon as indicative of, the financial position or operating results that may occur in the future or that would have occurred if the acquisition had been consummated on January 1, 2005 or March 31, 2006, as applicable. The unaudited pro forma financial information should be read in conjunction with:

(1) Think Partnerhsip, Inc.’s consolidated financial statements and notes thereto and management’s discussion and analysis for the year ended December 31, 2005 filed as part of Think Partnership, Inc.’s Annual Report on Form 10-KSB

(2) Think Partnership, Inc.’s consolidated financial statements and notes thereto and management’s discussion and analysis for the three months ended March 31, 2006 filed as part of Think Partnership, Inc.’s Quarterly Report on Form l0-QSB.

(3) Litmus Media, Inc.’s audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2005, included as Exhibit 99.1 of this Form 8-K/A.

(4) Litmus Media, Inc.’s unaudited consolidated financial statements and notes thereto as of and for the three months ended March 31, 2006 and 2005, included as Exhibit 99.2 of this Form 8-K/A.

(5) Think Partnership, Inc.s’ Current Report on Form 8-K previously filed on April 10, 2006.

Think Partnership, Inc.

Combined Pro Forma Balance Sheet (Unaudited)

March 31, 2006

	Think	Litmus	Adjustments		Total
Assets
Current Assets
Cash and Cash Equivalents	$1,735,931	$320,311			$2,056,242
Restricted Cash	421,186	0			421,186
Accounts Receivable (Net of Allowance)	6,073,247	2,281,692			8,354,939
Other Current Assets	2,551,030	6,500			2,557,530
Total Current Assets	10,781,394	2,608,503			13,389,897
Property and Equipment, net	3,595,787	50,147			3,645,934
Other Assets
Goodwill	51,571,911	0	8,326,313	(1)	59,898,224
Intangible Assets	12,528,340	0	3,740,807	(1)	16,269,147
Other Assets	506,086	0			506,086
Total Other Assets	64,606,337	0	12,067,120		76,673,457
Total Assets	$78,983,518	$2,658,650	$12,067,120		$93,709,288

Liabilities and Shareholders’ Equity
Current Liabilities
Current Portion of Long-Term Debt	$2,370,955	$0			$2,370,955
Accounts Payable	4,635,348	1,604,867			6,240,215
Other Current Liabilities	4,535,717	120,903			4,656,620
Total Current Liabilities	11,542,020	1,725,770			13,267,790
Long-Term Liabilities	17,244,551	0	6,500,000	(1)	23,744,551
Shareholders’ Equity
Common Stock	43,801	0	3,250	(1)	47,051
Additional Paid in Capital	54,632,778	0	6,496,750	(1)	61,129,528
Accumulated Deficit	(4,028,656)	932,880	(932,880	)(1)	(4,028,656)
Treasury Stock	(540,000)	0			(540,000)
Accumulated other comprehensive income	89,024	0			89,024
Total Shareholders’ Equity	50,196,947	932,880	5,567,120		56,696,947
Total Liabilities and Shareholders’ Equity	$78,983,518	$2,658,650	$12,067,120		$93,709,288

Think Partnership Inc

Combined Pro Forma Statement of Income and Comprehensive Income (Unaudited)

Twelve Months Ended December 31, 2005

	Think	Litmus	Adjustments	Total
Net Revenue	$40,440,729	$7,751,942		$48,192,671
Cost of Revenue	13,853,863	4,997,832		18,851,695
Gross Profit	26,586,866	2,754,110		29,340,976
Selling, General and Administrative Expenses	24,922,388	675,459		25,597,847
Amortization of Purchased Intangibles	1,546,859	0	935,202 (2)	2,482,061
Income from Operations	117,619	2,078,651	(935,202)	1,261,068
Other Income(Expense)
Interest Income	78,140	2,058		80,198
Interest Expense	(172,704)	0		(172,704)
Other Income	10,299	0		10,299
Income before Income Taxes	33,354	2,080,709	(935,202)	1,178,861
Provision for Income Taxes	36,975	0	458,203 (3)	495,178
Net Income	(3,621)	2,080,709	(1,393,405)	683,683
Other Comprehensive Income
Unrealized Gain(Loss) of Securities	94,004	0		94,004
Comprehensive Income	$90,383	$2,080,709	(1,393,405)	$777,687

Net Income per Share
Basic	$0.00			$0.02
Fully Diluted	$0.00			$0.02

Weighted Average Shares (Basic)	33,809,371	3,250,000		37,059,371

Weighted Average Share (Fully Diluted)	39,467,062	3,250,000		42,717,062

Think Partnership Inc

Combined Pro Forma Statement of Income and Comprehensive Income (Unaudited)

Three Months Ended March 31, 2006

	Think	Litmus	Adjustments	Total
Net Revenue	$12,050,393	$3,447,817		$15,498,210
Cost of Revenue	3,353,880	2,359,198		5,713,078
Gross Profit	8,696,513	1,088,619		9,785,132
Selling, General and Administrative Expenses	9,056,568	409,193		9,465,761
Amortization of Purchased Intangibles	555,499	0	233,800 (2)	789,299
Income from Operations	(915,554)	679,426	(233,800)	(469,928)
Other Income(Expense)
Interest Income	860	377		1,237
Interest Expense	(242,381)	0		(242,381)
Other Income	1,942	0		1,942
Income before Income Taxes	(1,155,133)	679,803	(233,800)	(709,130)
Provision for Income Taxes	(446,493)	0	178,401 (3)	(268,092)
Net Income	(708,640)	679,803	(412,201)	(441,038)
Other Comprehensive Income
Unrealized Gain(Loss) on Securities	(4,980)			(4,980)
Comprehensive Income	$(713,620)	$679,803	(412,201)	$(446,018)

Net Income per Share
Basic	$(0.02)			$(0.01)
Fully Diluted	$(0.02)			$(0.01)

Weighted Average Shares (Basic)	40,033,321	3,250,000		43,283,321

Weighted Average Share (Fully Diluted)	44,929,969	3,250,000		48,179,969

Notes to Unaudited Pro Forma Combined Financial Information

Note   (1) This adjustment represents the purchase price allocation. The valuation of the intangibles is currently being performed by an independent valuation firm. These are estimates.

Note   (2) This adjustment reflects the estimated amount of amortization that would have been recognized from the acquired intangible assets during the period reflected.

Note   (3) This adjustment reflects the estimated combined income tax effect that would have been recognized using applicable state and federal tax rates in effect during the periods presented.